                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             STARMEDIA NETWORK, INC.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



              Delaware                                 06-1461770
----------------------------------------   ------------------------------------
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)



29 West 36th Street, New York, New York                  10018
----------------------------------------   ------------------------------------
(Address of Principal Executive Offices)               (Zip Code)


         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /_/

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

         Securities Act registration statement file number to which this form relates: 333-74659.


         Securities to be registered pursuant to Section 12(b) of the Act:

            Title of Each Class                 Name of Each Exchange on Which
            to be Registered                    Each Class is to be Registered
            -------------------                 ------------------------------

                                      None.

         Securities to be registered pursuant to Section 12(g) of the Act:

            Title of Each Class                  Name of Each Exchange on Which
            to be Registered                    Each Class is to be Registered
            -------------------                 ------------------------------
      Common Stock, $0.001 par value                NASDAQ National Market
             (Title of Class)

Series A Junior Participating Preferred
             Purchase Rights
    (rights to purchase such stock
    are attached to the common stock.)
             (Title of Class)

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1, File No. 333-74659 (the "Form S-1"), as filed with the Securities and Exchange Commission on March 18, 1999, as amended, which information is hereby incorporated by reference.

ITEM 2.    EXHIBITS.

        The following exhibits to this Registration Statement have been filed as exhibits to the Registrant's Registration Statement on Form S-1 and are hereby incorporated herein by reference.

EXHIBIT NO.  DESCRIPTION
-----------  -----------

    1. Specimen certificate for shares of the Registrant's Common Stock, $0.001 par value, incorporated by reference to Exhibit 4.1 of the Form S-1.

    2. Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.2 of the Form S-1.

    3. Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.4 of the Form S-1.

    4. Amended and Restated Registration Rights Agreement, incorporated by reference to Exhibit 10.4 of the Form S-1.

    5. Amendment Number 1 to Amended and Restated Registration Rights Agreement, incorporated by reference to Exhibit 10.5 of the Form S-1.

    6. Registration Rights Agreement dated as of April 30, 1999 between StarMedia and Hearst Communications, Inc., incorporated by reference to Exhibit 10.21 of the Form S-1.

    7. Registration Rights Agreement dated as of April 30, 1999 between StarMedia and Reuters Holdings Switzerland, SA, incorporated by reference to Exhibit 10.22 of the Form S-1.

    8. Registration Rights Agreement dated as of April 30, 1999 between StarMedia and eBay, Inc., incorporated by reference to Exhibit
             10.23 of the Form S-1.

    9. Registration Rights Agreement dated as of May 3, 1999 between StarMedia and Europortal Holding S.A., incorporated by reference to Exhibit 10.24 of the Form S-1.

    10. Registration Rights Agreement dated as of May 3, 1999 between StarMedia and Critical Path, Inc., incorporated by reference to
             Exhibit 10.25 of the Form S-1.

    11. Registration Rights Agreement dated as of May 5, 1999 between StarMedia and Europortal Holding S.A., incorporated by reference to Exhibit 10.26 of the Form S-1.

    12. Registration Rights Agreement dated as of May 4, 1999 between StarMedia and Geradons, S.L., incorporated by reference to Exhibit
             10.27 of the Form S-1.

    13. Registration Rights Agreement dated as of May 4, 1999 between StarMedia and National Broadcasting Company, Inc., incorporated by reference to Exhibit 10.28 of the Form S-1.

    14.      Form of Registrant's Rights Agreement, incorporated by reference to
             Exhibit 10.31 of the Form S-1.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                 STARMEDIA NETWORK, INC.
                                                 (Registrant)


Dated: May 20, 1999
                                                 By: /s/ Fernando J. Espuelas
                                                    ----------------------------
                                                    Fernando J. Espuelas
                                                    Chairman and Chief Executive
                                                    Officer


                                       3